UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   September 26, 2008

TENNESSEE VALLEY
FINANCIAL HOLDINGS, INC.

Tennessee	000-49863	45-0471419
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Illinois Avenue, Oak Ridge, Tennessee 37830
(Address of Principal Executive Offices)

 (865) 483-9444
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 2.06       Material Impairments

On September 26, 2008, Tennessee Valley Financial Holdings, Inc. (the "Company") announced to its shareholders that its subsidiary, TnBank of Oak Ridge (the "Bank") will write down its holdings in Fannie Mae and Freddie Mac preferred stock.

On September 7, 2008, the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the FHFA was placing Fannie Mae and Freddie Mac under federal conservatorship. The Company believes that these actions will have an adverse impact on the value of the Fannie Mae and Freddie Mac preferred stock held by the Bank.

The Bank holds preferred stock issued by Fannie Mae and Freddie Mac with a book value of approximately $2,200,000. As it is unclear at this time whether the value of the securities will improve, the Bank expects, in accordance with applicable accounting standards, to record a non-cash other-than-temporary impairment charge on these investments during the quarter ending September 30, 2008, based on the then existing fair market value of the Fannie Mae and Freddie Mac preferred stock.

Even if the Bank writes down the total value to zero, the Bank will remain "well-capitalized" under regulatory standards.

Item 9.01     Exhibits
Exhibit Number       Description of Exhibit
99.1                           Press Release of TVFH dated September 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           Tennessee Valley Financial Holdings, Inc.

Date: September 26, 2008	By:	/s/ Thomas E. Tuck
Thomas E. Tuck
President and Chief Executive Officer